NCM CAPITAL INVESTMENT TRUST

                DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT


THIS DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT ("Agreement") is hereby made and entered into as of the 19th day of April 2007, by and between the NCM CAPITAL INVESTMENT TRUST, a Delaware statutory trust ("Trust"), and NORTH CAROLINA SHAREHOLDER SERVICES, LLC, a North Carolina limited liability company d/b/a NC Shareholder Services ("Transfer Agent").

WHEREAS, the Trust is an open-end management investment company of the series type which is registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Transfer Agent is in the business of providing dividend disbursing, transfer agent, and shareholder services to investment companies;

NOW THEREFORE, the Trust and the Transfer Agent do mutually promise and agree as follows:

     1. Employment. The Trust hereby employs Transfer Agent to act as dividend disbursing and transfer agent for each series of shares of the Trust listed on Schedule 1 (each a "Fund"). Transfer Agent, at its own expense, shall render the services and assume the obligations herein set forth subject to being compensated therefore as herein provided.

     2. Delivery of Documents. The Trust has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

          a) The Trust's Declaration of Trust ("Trust Instrument") and Certificate of Trust, as filed with the State of Delaware (such Trust Instrument, as presently in effect and as it shall from time to time be amended);
          b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");
          c) Resolutions of the Trust's board of trustees ("Board of Trustees") authorizing the appointment of the Transfer Agent and approving this Agreement; and
          d) The Trust's registration statement ("Registration Statement") on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, ("1933 Act"), including all exhibits, relating to shares of beneficial interest of, and containing the prospectus ("Prospectus") of, each Fund of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto.

The Trust will also furnish the Transfer Agent with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

     3. Duties of the Transfer Agent. Subject to the policies and direction of the Board of Trustees, the Transfer Agent will provide day-to-day supervision for the dividend disbursing, transfer agent, and shareholder servicing operations of each of the Trust's Funds. Services to be provided shall be in accordance with the Trust's organizational and registration documents as listed in paragraph 2 hereof and with the Prospectus of each Fund of the Trust. The Transfer Agent further agrees that it:

          a)   Will conform to all applicable  rules and  regulations of the SEC
               and  will,  in  addition,   conduct  its  activities  under  this
               Agreement in accordance with regulations of any other federal and state agency that may now or in the future have jurisdiction over its activities;
          b) Will provide, at its expense, the non-executive personnel and data processing equipment and software necessary to perform the Shareholder Servicing functions shown on Exhibit A hereof; and
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          c)   Will  provide  all  office  space and  general  office  equipment necessary for the dividend disbursing, transfer agent, and shareholder servicing activities of the Trust except as may be provided by third parties pursuant to separate agreements with the Trust.

         Notwithstanding anything contained in this Agreement to the contrary, the Transfer Agent (including its directors, officers, employees, and agents) shall not be required to perform any of the duties of, assume any of the obligations or expenses of, or be liable for any of the acts or omissions of, any investment advisor of a Fund of the Trust or other third party subject to separate agreements with the Trust. The Transfer Agent shall not be responsible hereunder for the administration of the code of ethics of the Trust ("Code of Ethics") which shall be under the responsibility of the investment advisors, except insofar as the Code of Ethics applies to the personnel of the Transfer Agent. It is the express intent of the parties hereto that the Transfer Agent shall not have control over or be responsible for the placement (except as specifically directed by a shareholder of the Trust), investment or reinvestment of the assets of any Fund of the Trust. The Transfer Agent may from time to time, subject to the approval of the Board of Trustees, obtain at its own expense the services of consultants or other third parties to perform part or all of its duties hereunder, and such parties may be affiliates of the Transfer Agent.

     4. Services Not Exclusive. The services furnished by the Transfer Agent hereunder are not to be deemed exclusive, and the Transfer Agent shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

     6. Expenses. During the term of this Agreement, the Transfer Agent will furnish at its own expense its office space and the executive, supervisory, and clerical personnel reasonably necessary to perform its obligations under this Agreement. The Trust assumes and shall be responsible for all other expenses of the Trust and/or Fund(s) not otherwise allocated in this Agreement.

     7. Compensation. For the services provided and the expenses assumed by the Transfer Agent pursuant to this Agreement, the Trust will pay the Transfer Agent and the Transfer Agent will accept as full compensation the fees and expenses as set forth on Exhibit B attached hereto. Special projects, not included herein and requested in writing by the Board of Trustees, shall be completed by the Transfer Agent and invoiced to the Trust on terms mutually agreed upon.

    8.(a) Limitation of Liability. The Transfer Agent shall not be liable for any loss, damage, or liability related to or resulting from the placement (except as specifically directed by a Shareholder of the Trust), investment, or reinvestment of assets in any Fund of the Trust or the acts or omissions of any Fund's investment advisor or any other third party subject to separate agreements with the Trust. Further, the Transfer Agent shall not be liable for any error of judgment or mistake of law or for any loss or damage suffered by the Trust in connection with the performance of this Agreement or any agreement with a third party, except a loss resulting directly from (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

    8.(b) Indemnification of Transfer Agent. Subject to the limitations set forth in this Subsection 8(b), and provided the Transfer Agent has exercised reasonable customary care in the performance of its duties under this Agreement, the Trust shall indemnify, defend, and hold harmless (from the assets of the Fund or Funds to which the conduct in question relates) the Transfer Agent against all loss, damage, and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Transfer Agent in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, before

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

          any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage, or liability is a direct result of
          (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Transfer Agent is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Transfer Agent was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Transfer Agent for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Transfer Agent was not liable by reason of Disabling Conduct by (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees") or (b) an independent legal counsel approved by the Trustees, including a majority of Independent Trustees, (hereinafter referred to as an "independent legal counsel") in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Transfer Agent (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, -------- that the Transfer Agent shall have undertaken to repay the amounts so paid unless it is ultimately determined that it is entitled to indemnification of such expenses under this Subsection 8(b) and if (i) the Transfer Agent shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Transfer Agent ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Transfer Agent referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Transfer Agent of any amount paid to the Transfer Agent in accordance with either of such clauses as indemnification of the Transfer Agent is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Transfer Agent's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Transfer Agent may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers, or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Transfer Agent is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

         The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Transfer Agent and its directors, officers, employees, and agents and shall inure to the benefit of its/their respective successors, assigns, and personal representatives.

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


     9. Confidentiality. The Transfer Agent agrees, on behalf of itself and its officers, directors, agents, and employees, to treat as confidential all records and other information relating to the Trust and its prior, present, and future shareholders ("Confidential Information") and to not use or disclose the Confidential Information for any purpose other than in performance of its responsibilities and duties under the Agreement. Notwithstanding the forgoing, the Transfer Agent may divulge the Confidential Information (i) with the prior written consent of the Trust; (ii) when the Transfer Agent, in good faith, believes it may be exposed to civil or criminal contempt proceedings for failure to comply with court orders or when requested by duly constituted governmental authorities or the National Association of Securities Dealers pursuant to their respective legal authority, upon prior written notice to the Trust, unless prohibited by the court order or governmental authority; (iii) to the Trust's investment adviser(s), administrator, distributor, custodian, outside legal counsel, or independent public accountants, in the ordinary course of business, to the extent necessary for those service providers to perform their respective services to the Trust; (iv) to the Trust, when requested by the Trust; or (v) when requested by a shareholder, but only with respect to Confidential Information that specifically relates to such shareholder and the shareholder's account. For purposes of this section, the following records and other information shall not be considered Confidential Information: any record or other information relating to the Trust and its prior, present, and future shareholders (a) which is or becomes publicly available through no negligent or unauthorized act or omission by the Transfer Agent; (b) which is disseminated by the Trust in a public filing with the SEC or posted on the website of the Trust, the Fund, the Fund's investment adviser, or any of the Fund's other service providers for general public review; (c) which is lawfully obtained from third parties who are not under an obligation of confidentiality to the Trust or its prior, present, and future shareholders; or (d) previously known by the Transfer Agent prior to the date of the Agreement.

     10. Duration and Termination. This Agreement shall become effective as of the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time by giving not less than 60 days' prior written notice to the other party hereto. Upon termination of this Agreement, the Trust shall pay to the Transfer
          Agent such compensation as may be due as of the date of such termination, and shall likewise reimburse the Transfer Agent for any out-of-pocket expenses and disbursements reasonably incurred by the Transfer Agent to such date.

     11. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Transfer Agent of the form of Amendment which it deems necessary or advisable and the reasons therefore, and if the Transfer Agent declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

     12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing and will be deemed sufficient if personally delivered or sent by registered or certified mailed, postage prepaid, address to the other party at the principal place of business of such party. Notices shall be effective upon delivery.

     13. Construction. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina without regard to the principles of the conflict of laws or the choice of laws. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning that renders it valid.

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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.



 NCM CAPITAL INVESTMENT TRUST

    /s/ Maceo K. Sloan
By: ________________________________________
Name:  Maceo K. Sloan
Title:    Chairman


NORTH CAROLINA SHAREHOLDER SERVICES, LLC
D/B/A NC SHAREHOLDER SERVICES


By: /s/ Jason B. Edwards
    ________________________________________
Name: Jason B. Edwards
Title:    Managing Director




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


                                    Exhibit A
                                    ---------
                         SHAREHOLDER SERVICING FUNCTIONS


(1)  Process new accounts.
(2) Process purchases of Fund shares, both initial and subsequent in accordance with conditions set forth in the Fund's prospectus.
(3) Transfer shares of capital stock to an existing account or to a new account upon receipt of required documentation in good order.
(4) Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.
(5) Process exchanges between funds (process and direct purchase/redemption and initiate new account or process to existing account).
(6) Make miscellaneous changes to records, including, but not necessarily limited to, address changes and changes in plans (such as systematic withdrawal, dividend reinvestment, etc.).
(7) Prepare and mail a year-to-date confirmation and statement as each transaction is recorded in a shareholder account as follows: original to shareholder. Duplicate confirmations to be available on request within current year.
(8) Handle telephone calls and correspondence in reply to shareholder requests except those items otherwise set forth herein.
(9)  Daily control and reconciliation of Fund shares.
(10) Prepare address labels or confirmations for four reports to shareholders per year.
(11) Mail and tabulate proxies for one Meeting of Shareholders annually, including preparation of certified shareholder list and daily report to Fund management, if required.
(12) Prepare, with the assistance of the Trust's accountants, and mail annual Form 1099 and 5498 to shareholders to whom dividends or distributions are paid, with a copy for the IRS.
(13) Provide readily obtainable data that may from time to time be requested for audit purposes. (14) Replace lost or destroyed checks. (15) Continuously maintain all records for active and closed accounts according to the Investment Company Act of 1940 and regulations provided thereunder.
(14) Replace lost or destroyed checks.
(15) Continuously maintain all records for active and closed acocunts according to the Investment Company Act of 1940 and regulations provided thereunder.




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                                    Exhibit B
                                    ---------
                     TRANSFER AGENT'S COMPENSATION SCHEDULE


For the services delineated in the DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT, the Transfer Agent shall be compensated monthly, according to the following fee schedule.


    Shareholder servicing fee:
    --------------------------
    $15.00 per shareholder per year per fund

    Minimum fee of $1,750 per month per fund, plus $500 per month for each additional class of shares.

In addition, the Transfer Agent shall be entitled to reimbursement of actual out-of-pocket expenses incurred by the Transfer Agent on behalf of the Trust or the Fund.







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                                   Schedule 1
                                   ----------

                               SERIES OF THE TRUST



NCM Capital Mid-Cap Growth Fund









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